                                                                   EXHIBIT 10.3
                      XYVISION ENTERPRISE SOLUTIONS, INC.

            Series A Convertible Preferred Stock Purchase Agreement



     This Agreement dated as of December 31, 1998 is entered into by and between Xyvision Enterprise Solutions, Inc., a Delaware corporation (the "Company"), and Tudor Trust (the "Purchaser").

     In consideration of the mutual promises and covenants contained in this Agreement, the parties hereto agree as follows:

     1. Authorization and Sale of Shares.

       1.1. Authorization. The Company has duly authorized the sale and issuance, pursuant to the terms of this Agreement, of 400,000 shares of its Series A Convertible Preferred Stock, $.001 par value per share (the "Series A Preferred"), having the rights, restrictions, privileges and preferences set forth in the Certificate of Designations attached hereto as Exhibit A (the "Certificate of Designations"). The Company has adopted and filed the Certificate of Designations with the Secretary of State of the State of Delaware.

       1.2. Sale of Shares. Upon the execution of this Agreement, the Company will sell and issue to the Purchaser, and the Purchaser will purchase, 400,000 shares of Series A Preferred for the purchase price of $2.50 per share. The shares of Series A Preferred being sold under this Agreement are referred to as the "Shares." To effect such sale and purchase of the Shares, the Company shall deliver to the Purchaser a certificate for the Shares, registered in the name of the Purchaser, against payment to the Company of the purchase price therefor, by wire transfer, check or other method acceptable to the Company.

     2. Representations of the Company. The Company hereby represents and warrants to the Purchaser as follows:

       2.1. Organization and Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to conduct its business as presently conducted and as proposed to be conducted by it and to enter into and perform this Agreement and to carry out the transactions contemplated by this Agreement.

       2.2. Capitalization. The authorized capital stock of the Company (immediately prior to the execution of this Agreement) consists of (i) 10,000,000 shares of common stock, $.001 par value per share (the "Common Stock"), of which 2,800,000 shares are issued and outstanding and owned by Xyvision, Inc. ("Xyvision"), and (ii) 5,000,000 shares of Preferred Stock, $.001 par value per share, of which 400,000 shares have been designated as Series A Preferred, none of which shares are issued or outstanding. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable.

       2.3. Authority for Agreement; Issuance of Shares. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company. Without limiting the generality of the foregoing, the issuance, sale and delivery of the Shares in accordance with this Agreement, and the issuance and delivery of the shares of Common Stock issuable upon conversion of the Shares, have been duly authorized by all necessary corporate action on the part of the Company. The Shares when so issued, sold and delivered against payment therefor in accordance with the provisions of this Agreement, and the shares of Common Stock issuable upon conversion of the Shares when issued upon such conversion, will be duly and validly issued, fully paid and nonassessable. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable in accordance with its terms.

       2.4. SEC Reports. Xyvision has filed with the Securities and Exchange Commission all reports and statements required to be filed by Xyvision under
Section 13 or 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since March 31, 1997 (such reports and statements are collectively referred to herein as the "Xyvision Reports"). The Xyvision Reports comply in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder. As of their respective dates, the Xyvision Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

       2.5. Absence of Material Adverse Change. Since September 30, 1998, there has been no material adverse change in the business, results of operations or financial condition of Xyvision, it being acknowledged that Xyvision has continued to incur operating losses and utilize cash.

     3. Representations of the Purchaser. The Purchaser represents and warrants to the Company as follows:

       3.1. Investment. The Purchaser is acquiring the Shares, and the shares of Common Stock into which the Shares may be converted, for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same; and the Purchaser has no present or presently contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof. The Purchaser is an "accredited investor" as defined in Rule 501(a) under the Securities Act of 1933, as amended.

       3.2. Authority. The execution, delivery and performance by the Purchaser of this Agreement and the consummation by the Purchaser of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Purchaser. This Agreement has been duly executed and delivered by the Purchaser and constitutes a valid and binding obligation of the Purchaser enforceable in accordance with its terms.

     3.3. No Registration of Shares. The Purchaser acknowledges that the
      Shares to be purchased by it have not been registered under the Securities Act of 1933, as amended. Each certificate representing the Shares shall bear a legend substantially in the following form: "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be offered, sold or otherwise transferred, pledged or hypothecated unless and until such shares are registered under such Act or an opinion of counsel satisfactory to the Company is obtained to the effect that such registration is not required."

       3.4. Experience. The Purchaser is familiar with the business, results of operations, assets and liabilities of both Xyvision and the Company; the officers of the Company have made available to the Purchaser any and all information which it has requested and has answered to the Purchaser's satisfaction all inquiries made by it; and the Purchaser has sufficient knowledge and experience in investing in companies similar to the Company so as to be able to evaluate the risks and merits of its investment in the Company and is able financially to bear the risks thereof.

     4. Miscellaneous.

       4.1. Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

       4.2. Amendments and Waivers. Except as otherwise expressly set forth in this Agreement, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived only with the written consent of the Company and the Purchaser.

       4.3. Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which shall constitute one and the same document. This Agreement may be executed by facsimile signatures.

       4.4. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, exclusive of its choice of law and conflicts of law rules.

     IN WITNESS WHEREOF, this Series A Convertible Preferred Stock Purchase Agreement has been executed as of the date first above written.

             XYVISION ENTERPRISE SOLUTIONS, INC.




                         By: /s Kevin J. Duffy
                            ---------------------

                             Kevin Duffy
                             President



                             TUDOR TRUST




                         By: /s/ Jeffrey Neuman
                             ---------------------

                             Jeffrey Neuman Trustee

                                                                      Exhibit A


                          CERTIFICATE OF DESIGNATIONS
                                    OF THE
                                PREFERRED STOCK
                                      OF
                      XYVISION ENTERPRISE SOLUTIONS, INC.
                               to be designated
                     Series A Convertible Preferred Stock



     Xyvision Enterprise Solutions, Inc., a Delaware corporation (the "Corporation"), pursuant to the authority conferred on the Board of Directors of the Corporation by the Certificate of Incorporation, and in accordance with the provisions of Section 151 of the General Corporation Law of Delaware, hereby certifies that the Board of Directors of the Corporation, at a meeting duly called and held, at which a quorum was present and acting throughout, duly adopted the following resolution:

     RESOLVED: That pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation in accordance with the provisions of its Certificate of Incorporation, a series of Preferred Stock of the Corporation be and hereby is established, consisting of 400,000 shares to be designated "Series A Convertible Preferred Stock" (hereinafter "Series A Preferred Stock"); that the Board of Directors be and hereby is authorized to issue such shares of Series A Preferred Stock from time to time and for such consideration and on such terms as the Board of Directors shall determine; and that subject to the limitations provided by law and by the Certificate of Incorporation, the powers, designations, preferences and relative, optional or other special rights of, and the qualifications, limitations or restrictions upon, the Series A Preferred Stock shall be as follows:

Series A Preferred Stock.

     A total of 400,000 shares of the authorized and unissued Preferred Stock of the Corporation is hereby designated "Series A Preferred Stock" (the "Series A Preferred Stock") with the following rights, preferences, powers, privileges, restrictions, qualifications and limitations:

     1. Dividends.

       (a) Each holder of Series A Preferred Stock, in preference to the holders of any other stock of the Corporation, shall be entitled to receive, when and as declared by the Board of Directors, but only out of funds that are legally available therefor, cash dividends at the rate of $0.15 per annum on each outstanding share of Series A Preferred Stock (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares). Such dividends shall be payable only when, as and if declared by the Board of Directors and to the extent not so declared shall accrue without interest thereon and be due upon liquidation as provided in Section 2, but shall not accrue and be due upon any conversion pursuant to Section 5.

       (a) So long as any shares of Series A Preferred Stock shall be outstanding, no dividend, whether in cash or property, shall be paid or declared, nor shall any other distribution be made, on any Common Stock, nor shall any shares of any Common Stock of the Corporation be purchased, redeemed, or otherwise acquired for value by the Corporation, until all dividends declared or required to be declared under Section 1(a) on the Series A Preferred Stock shall have been paid or declared and set apart.

     2. Liquidation Preference.

       (a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (a "Liquidation"), and except to the extent Section 5(k) below requires, the holders of the Series A Preferred Stock then outstanding shall thereupon be entitled to be paid from the assets of the Corporation available for distribution to its stockholders the following amount per share:

          (i) The holders of Series A Preferred Stock shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders an amount with respect to each share of Series A Preferred Stock (subject to appropriate proportionate adjustment for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares) the amount of $2.50 plus any dividends declared or accrued but unpaid thereon (the "Series A Preferred Stock Liquidation Value"). If the assets of the Corporation available for distribution are insufficient for the payment of the foregoing liquidation preference amounts to the holders of Series A Preferred Stock, the assets available for distribution to stockholders shall be distributed pro rata among the holders of the Series A Preferred Stock based upon the number of shares of Series A Preferred Stock held by each holder; and

          (ii) After payment of all preferential amounts required to be paid to the holders of Series A Preferred Stock and any other class or series of stock of the Corporation ranking with respect to Liquidation on parity with the Series A Preferred Stock, upon the Liquidation of the Corporation the holders of shares of Series A Preferred Stock then outstanding shall not be entitled to receive any of the remaining assets and funds of the Corporation available for distribution to its stockholders.

       (b) The sale, lease, license or other disposition of all or substantially all of the Corporation's assets or the share exchange, merger or consolidation of the Corporation with or into another corporation in which the beneficial owners of the Corporation's voting stock immediately before the share exchange, merger or consolidation own less than a majority of the surviving or acquiring entity's voting stock immediately after the share exchange, merger or consolidation, shall be deemed to be a Liquidation of the Corporation for purposes of this Section 2.

       (c) In the event the Corporation shall propose to take any action which would constitute a Liquidation, the Corporation shall, within five days after the date the Board of Directors approves such action, at least twenty days prior to any stockholders' meeting called to approve such action, or at least twenty days prior to the consummation or effectiveness of such action, whichever is earlier, provide the holders of the Series A Preferred Stock with written notice of the proposed action. Such written notice shall describe the material terms and conditions and anticipated timing of such proposed action, including a description of the stock, cash and/or property to be received by the holders of the Series A Preferred Stock upon consummation of the proposed action. The Corporation shall thereafter provide prompt notice of all material changes to such information, as well as of the consummation or effectiveness of the action. No such action shall in any event be consummated or take effect sooner than twenty days after the Corporation has given the first such notice; provided, however, that any of the foregoing notice periods may be amended by vote or written consent of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting as a single class.

       (d) In the event of any Liquidation involving the distribution of assets other than cash, the amount of such distribution shall be deemed to be the fair market value of such assets at the time of such distribution as determined in good faith by the Board of Directors of the Corporation.

3. Voting Rights.

       (a) General. Each holder of outstanding shares of Series A Preferred Stock shall be entitled to the number of votes equal to the number of whole shares of Common Stock into which the shares of Series A Preferred Stock held by such holder are then convertible (as determined pursuant to Section 5 hereof) at each meeting of stockholders of the Corporation (and with respect to written consents of stockholders in lieu of meetings) regarding any and all matters presented to the stockholders of the Corporation for their action or consideration. Except as provided by law, by the provisions of Section 3(b) below, or by the provisions establishing any other series of Preferred Stock, holders of Series A Preferred Stock and Common Stock shall vote together and not as separate classes.

       (b) Requirement for Series A Preferred Stock Class Vote or Consent. So long as any shares of Series A Preferred Stock which are issued by the Corporation remain outstanding, in addition to any other vote or consent required herein or by law, the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock shall be necessary for effecting or validating the following actions by the Corporation:


          (i) any amendment, alteration, waiver or repeal of any provision of the Certificate of Incorporation or Bylaws of the Corporation that affects adversely the voting powers, preferences, or other special rights or privileges, qualifications, limitations or restrictions of the Series A
   Preferred Stock;

          (ii) any authorization or any designation, whether by reclassification or otherwise, of any new class or series of stock or any other securities convertible into equity securities of the Corporation ranking on a parity with or senior to the Series A Preferred Stock in right of redemption, liquidation preference, voting or dividends, or any increase in the authorized or designated number of any such new class or series;

          (iii) any declaration or payment of any dividends or any distributions, whether in cash or property, with respect to any securities of the Corporation, other than to the holders of the Series A Preferred Stock as provided in Section 1;

          (iv) any redemption, purchase or acquisition for value of any securities of the Corporation, other than pursuant to redemption or conversion of the Series A Preferred Stock as provided herein; and

          (v) any liquidation, dissolution, winding up, sale, lease, license, assignment, transfer or other disposition of all or substantially all of the assets of the Corporation or of any subsidiary of the Corporation, or any share exchange, consolidation or merger involving the Corporation or any subsidiary of the Corporation, or any reclassification or other change of any stock or any recapitalization of the Corporation, or any approval of any subsidiary of the Corporation to issue or sell, or obligate itself t o issue or sell, except to the Corporation or any wholly owned subsidiary of the Corporation, any stock of such subsidiary.

4. Optional Redemptions.

     (a) At any time and from time to time the Corporation, to the extent it may lawfully do so, may call for redemption all or part of the shares of Series A Preferred Stock then outstanding and not converted into Common Stock by providing the holders with a written notice as provided in Section 4(c) below.

     (b) The redemption price for the Series A Preferred Stock shall be the Series A Preferred Stock Liquidation Value. In the event that fewer than all of the then outstanding shares of the Series A Preferred Stock are redeemed, such shares shall be redeemed on a pro rata basis among all holders of such shares based on the number of shares of Series A Preferred Stock held by such holders on the date of the written notice of redemption. a

     (c) Except as otherwise provided herein, the Corporation shall mail a written notice of each redemption of Series A Preferred Stock to each record holder thereof not less than twenty days prior to the redemption date, which notice shall set forth (i) the redemption price for the shares to be redeemed and (ii) the place at which such holders may obtain payment of the redemption price upon surrender of their share certificates. The holders of Series A Preferred Stock to be redeemed shall in any event have the right to convert their shares into Common Stock at any time prior to the close of business on the date that is two days prior to the redemption date. In case fewer than the total number of shares represented by any certificate are redeemed, a new certificate representing the number of unredeemed shares shall be issued to the holder thereof without cost to such holder. From and after the redemption date, unless there shall have been a default in payment of the redemption price, all rights of the holders of the shares of Series A Preferred Stock designated for redemption in the redemption notice as holders of Series A Preferred Stock of the Corporation (except the right to receive the redemption price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever. Any shares of Series A Preferred Stock so redeemed shall permanently be retired, shall no longer be deemed outstanding and shall not under any circumstances be reissued, and the Corporation may from time to time take such appropriate action as may be necessary to reduce the authorized Series A Preferred Stock accordingly.

5. Conversion Rights. The holders of Series A Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

     (a) Optional Conversion. Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time and without the payment of additional consideration by the holder thereof, into such number of shares of Common Stock as is determined by dividing $2.50 by the Conversion Price (as hereinafter defined).

     (b) Conversion Price. The conversion price for the Series A Preferred Stock (the "Conversion Price") shall initially be $2.50. Such initial Conversion Price shall be adjusted from time to time in accordance with this
Section 5. All references to the Conversion Price herein shall mean the Conversion Price as so adjusted.

     (c) Adjustment for Sale of Common Stock Below Conversion Price.

          (i) If at any time or from time to time after the date that the first share of Series A Preferred Stock is issued (the "Original Series A Issue Date"), the Corporation issues or sells, or in accordance with this Section 5(c) is deemed to have issued or sold, Additional Shares of Common Stock (as hereinafter defined), and other than a subdivision, dividend or combination of shares of Common Stock as provided in Section 5(d) below, for an Effective Price (as hereinafter defined) less than the then effective Conversion Price, then and in each such case the then existing Conversion Price shall be reduced, as of the opening of business on the date of such issue or sale, to a price determined by multiplying such Conversion Price by a fraction (i) the numerator of which shall be (1) the number of shares of Common Stock and Preferred Stock (calculated on an as-converted-to Common Stock basis) outstanding immediately prior to such issue or sale plus (2) the number of shares of Common Stock which the aggregate consideration received (as defined in subsection (c)(ii)) by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Conversion Price, and (ii) the denominator of which shall be the number of shares of Common Stock and Preferred Stock (calculated on an as-converted-to Common Stock basis) outstanding immediately prior to such issue or sale plus the total number of Additional Shares of Common Stock so issued.

          (ii)  For the purpose of making any adjustment required under this
Section 5(c), the consideration received by the Corporation for any issue or sale of securities shall (A) to the extent it consists of cash, be computed at the net amount of cash received by the Corporation after deduction of any underwriting or similar commissions, compensation or concessions paid or allowed by the Corporation in connection with such issue or sale but without deduction of any expenses payable by the Corporation, (B) to the extent it consists of property other than cash, be computed at the fair value of that property as determined in good faith by the Board of Directors, and (C) if Additional Shares of Common Stock, Convertible Securities (as hereinafter defined) or rights or options to purchase either Additional Shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the Corporation for consideration which covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board of Directors to be allocable to such Additional Shares of Common Stock, Convertible Securities or rights or options.

          (iii) For the purpose of the adjustment required under this Section 5(c), if the Corporation issues or sells any rights or options for the purchase of, or stock or other securities convertible into, Additional Shares of Common Stock (such convertible stock or securities being herein referred to as "Convertible Securities") and if the Effective Price of such Additional Shares of Common Stock is less than the applicable Conversion Price, in each case the Corporation shall be deemed to have issued at the time of the issuance of such rights or options or Convertible Securities the maximum number of Additional Shares of Common Stock issuable upon exercise or conversion thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by the Corporation for the issuance of such rights or options or Convertible Securities, plus, in the case of such rights or options, the minimum amounts of consideration, if any, payable to the Corporation upon the exercise of such rights or options, plus, in the case of Convertible Securities, the minimum amounts of consideration, if any, payable to the Corporation (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) upon the conversion thereof; provided, that, if in the case of Convertible Securities the minimum amounts of such consideration are subject to adjustment by reason of antidilution or similar protective clauses, the Corporation shall be deemed to have received the minimum amounts of consideration without reference to such clauses; provided further that if the minimum amount of consideration payable to the Corporation upon the exercise or conversion of rights, options or Convertible Securities is reduced over time or on the occurrence or non-occurrence of specified events other than by reason of antidilution adjustments, the Effective Price shall be recalculated using the figure to which such minimum amount of consideration is reduced; provided further that if the minimum amount of consideration payable to the Corporation upon the exercise or conversion of such rights, options or Convertible Securities is subsequently increased, the Effective Price shall be again recalculated using the increased minimum amount of consideration payable to the corporation upon the exercise or conversion of such rights, options or Convertible Securities. No further adjustment of any Conversion Price, as adjusted upon the issuance of such rights, options or Convertible Securities, shall be made as a result of the actual issuance of Additional Shares of Common Stock or the exercise of any such rights or options or the conversion of any such Convertible Securities. If any such rights or options or the conversion privilege represented by any such Convertible Securities shall expire without having been exercised, any Conversion Price as adjusted upon the issuance of such rights, options or Convertible Securities shall be readjusted to the Conversion Price which would have been in effect had an adjustment been made on the basis that the only Additional Shares of Common Stock so issued were the Additional Shares of Common Stock, if any, actually issued or sold on the exercise of such rights or options or rights of conversion of such Convertible Securities, and such Additional Shares of Common Stock, if any, were issued or sold for the consideration actually received by the

Corporation upon such exercise, plus the consideration, if any, actually received by the Corporation for the granting of all such rights or options, whether or not exercised, plus the consideration received for issuing or selling the Convertible Securities actually converted, plus the consideration, if any, actually received by the Corporation (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) on the conversion of such Convertible Securities, provided, that, such readjustment shall not apply to prior conversions of Series A Preferred Stock.

          (iv) "Additional Shares of Common Stock" shall mean all shares of Common Stock issued by the Corporation or deemed to be issued pursuant to this
Section 5(c), whether or not subsequently reacquired or retired by the Corporation, other than (1) shares of Common Stock issued upon conversion of the Series A Preferred Stock, (2) shares of Common Stock issued pursuant to the exercise or conversion of options, warrants or convertible securities outstanding as of the Original Series A Issue Date, and (3) shares of Common Stock issued pursuant to the exercise of options subsequently granted to employees, directors or consultants of the Corporation with respect to their services to the Corporation. The "Effective Price" of Additional Shares of Common Stock shall mean the quotient determined by dividing the total number of Additional Shares of Common Stock issued or sold, or deemed to have been issued or sold, by the Corporation under this Section 5(c), into the aggregate consideration received, or deemed to have been received (as set forth in subparagraph (iii) above), by the Corporation for such issue under this Section 5(c), for such Additional Shares of Common Stock.

       (d) Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after the Original Series A Issue Date effect a subdivision of the outstanding Common Stock without a corresponding subdivision of the Series A Preferred Stock or pay a Common Stock dividend on the outstanding Common Stock without a corresponding proportionate dividend on the outstanding Series A Preferred Stock, the Conversion Price in effect immediately before that subdivision shall be proportionately decreased. Conversely, if the Corporation shall at any time or from time to time after the Original Series A Issue Date combine the outstanding shares of Common Stock into a smaller number of shares without a corresponding combination of the Series A Preferred Stock, the Conversion Price in effect immediately before the combination shall be proportionately increased. Any adjustment under this
Section 5(d) shall become effective at the close of business on the date the subdivision or combination becomes effective.

       (e) No Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Series A Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall issue such number of whole shares of Common Stock as is equal to the number of shares otherwise issuable, rounded up or down to the nearest whole number.

       (f) Mechanics of Conversion.

          (i) In order for a holder of Series A Preferred Stock to convert shares of Series A Preferred Stock into shares of Common Stock, such holder shall surrender the certificate or certificates for such shares of Series A Preferred Stock at the principal office of the Corporation, together with written notice that such holder elects to convert all or any number of the shares of the Series A Preferred Stock represented by such certificate or certificates. Such notice shall state such holder's name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued.

          (ii) Promptly after the receipt of the written notice referred to in
Section 5(f)(i) and surrender of the certificate or certificates for the share or shares of Series A Preferred Stock to be converted, the Corporation shall issue and deliver, or cause to be issued and delivered, to the holder or holders, registered in such name or names as such holder or holders may direct, a certificate or certificates for the number of whole shares of Common Stock issuable upon the conversion of such share or shares of Series A Preferred Stock. To the extent permitted by law, such conversion shall be deemed to have been effected and the Conversion Rate shall be determined as of the close of business on the date on which such written notice shall have been received by the Corporation, and at such time the rights of the holder or holders of such share or shares of Series A Preferred Stock shall cease, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby. Shares of Series A Preferred Stock that are converted into shares of Common Stock as provided herein shall not be reissued.

          (iii) In case the number of shares of Series A Preferred Stock represented by the certificate or certificates surrendered exceeds the number of shares of Series A Preferred Stock converted, the Corporation shall upon such conversion execute and deliver to the holder, at the expense of the Corporation, a new certificate or certificates for the number of shares of Series A Preferred Stock represented by the certificate or certificates surrendered that are not to be converted.

       (g) Termination of Conversion Rights. In the event of a Liquidation the Conversion Rights shall terminate at the close of business on the business day preceding the date fixed for payment of any amounts distributable on the Liquidation to the holders of Series A Preferred Stock.

       (h) Reservation of Common Stock Issuable Upon Conversion. The Corporation shall at all times when the Series A Preferred Stock shall be outstanding, reserve, free from preemptive rights, out of its treasury stock or its authorized but unissued shares of Common Stock, or both, solely for the purpose of effecting the conversion of the Series A Preferred Stock, sufficient shares to provide for the conversion of all outstanding shares of Series A Preferred Stock.

       (i) Registrations, Listings or Approvals. If any shares of Common Stock to be reserved for conversion of the Series A Preferred Stock require registration or listing with, or approval of, any governmental authority, stock exchange or other regulatory body under any federal or state law or regulation or otherwise, before such shares may be validly issued or delivered upon conversion, the Corporation will in good faith and as expeditiously as possible at its expense endeavor to secure such a registration, listing or approval, as the case may be.

       (j) Common Stock Issued Upon Conversion Fully Paid and Nonassessable. All shares of Common Stock issued upon conversion of the Series A Preferred Stock will upon issuance by the Corporation be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof. Such shares shall also be issued without charge to the holders thereof for any cost incurred by the Corporation in connection with the conversion and issuance of certificates for the Common Stock.

       (k) Share Exchanges, Mergers or Consolidations; Other. In the event of, and as a condition to, (i) any share exchange, consolidation or merger of the Corporation in which the Common Stock is converted into or exchanged for securities of the surviving or acquiring entity (other than a share exchange, consolidation, merger or sale covered by Subsection 2(b)), (ii) the issuance by reclassification of shares of Common Stock (including any such reclassification in connection with a consolidation or merger), or (iii) the distribution to all holders of Common Stock of evidences of indebtedness or assets (including any such distribution in connection with a share exchange, consolidation or merger in which the Corporation is the surviving corporation), the holder of each share of Series A Preferred Stock may elect that the holder's Series A Preferred Stock shall thereafter be convertible into the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock deliverable upon conversion of such Series A Preferred Stock would have been entitled upon such share exchange, consolidation, merger, or reclassification; and, in any such case, appropriate adjustment shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of the Series A Preferred Stock to the end that the provisions set forth herein shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other securities or property thereafter deliverable upon the conversion of the Series A Preferred Stock.

       (l) No Closing of Transfer Books. The Corporation will at no time close its transfer books against the transfer of any Series A Preferred Stock or of any shares of Common Stock issued or issuable upon the conversion of any shares of Series A Preferred Stock in any manner that interferes with the timely conversion of such Series A Preferred Stock, except as may otherwise be required to comply with applicable securities laws.

     IN WITNESS WHEREOF, this Certificate of Designations is executed on behalf of the Corporation by its President this ____ day of December, 1998.


                         XYVISION ENTERPRISE SOLUTIONS, INC.



                         By:________________________
                         Kevin J. Duffy
                         President